Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces Second Quarter 2024 Financial Results

Second Quarter Revenues and Earnings Per Share Ahead of Guidance
Raising Full Year Revenue and Earnings Per Share Outlook

BURLINGTON, Mass, June 25, 2024 (GlobeNewswire) — Progress (Nasdaq: PRGS), the trusted provider of AI-powered infrastructure software, today announced financial results for its fiscal second quarter ended May 31, 2024.

Second Quarter 2024 Highlights1:

•Revenue and non-GAAP revenue of $175 million decreased 2% year-over-year on both an actual and a constant currency basis.
•Annualized Recurring Revenue (“ARR”) of $579 million increased 1% year-over-year on a constant currency basis.
•Operating margin was 16% and non-GAAP operating margin was 38%.
•Diluted earnings per share was $0.37 compared to $0.27 in the same quarter last year, an increase of 37%.
•Non-GAAP diluted earnings per share was $1.09 compared to $1.06 in the same quarter last year, an increase of 3%.

“Our outperformance in the second quarter of fiscal 2024 was once again driven by steady demand for our products, with revenues and EPS ahead of our forecast, and ARR up 1%,” said Yogesh Gupta, CEO of Progress. “We are focused on M&A while our sales teams continue to execute well in the field, and internally we drive customer success, innovation and margins.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP[1]
(In thousands, except percentages and per share amounts)	May 31, 2024	May 31, 2023	% Change	May 31, 2024	May 31, 2023	% Change
Revenue	$175,077	$178,251	(2)%	$175,077	$179,233	(2)%
Income from operations	$27,148	$23,027	18%	$67,086	$67,300	—%
Operating margin	16%	13%	300 bps	38%	38%	0 bps
Net income	$16,188	$12,090	34%	$47,899	$46,937	2%
Diluted earnings per share	$0.37	$0.27	37%	$1.09	$1.06	3%
Cash from operations (GAAP) /Adjusted free cash flow (non-GAAP)	$63,681	$47,951	33%	$64,073	$48,040	33%

Other fiscal second quarter 2024 metrics and recent results included:

•Cash and cash equivalents were $190.4 million at the end of the quarter.
•Days sales outstanding was 41 days compared to 44 days in the fiscal second quarter of 2023 and 50 days in the fiscal first quarter of 2024.
•On June 18, 2024, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock, which will be paid on September 16, 2024 to shareholders of record as of the close of business on September 2, 2024.

Anthony Folger, CFO, said: “We’re very pleased with the outstanding results of our fiscal second quarter. Revenues and EPS were once again above the high end of our most recent guidance, and ARR increased versus last quarter. Demand for our products remains strong, and our execution continues to be on or ahead of target. We’re looking forward to a solid second half.”

1 See Important Information Regarding Non-GAAP Financial Information and a reconciliation of non-GAAP adjustments to Progress’ GAAP financial results at the end of this press release.

2024 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2024 and the fiscal third quarter ending August 31, 2024:

	Updated FY 2024 Guidance (June 25, 2024)		Prior FY 2024 Guidance (March 26, 2024)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
Revenue	$725 - $735	$725 - $735	$722 - $732	$722 - $732
Diluted earnings per share	$1.98 - $2.10	$4.70 - $4.80	$1.94 - $2.06	$4.65 - $4.75
Operating margin	19%	39% - 40%	19% - 20%	39% - 40%
Cash from operations (GAAP) / Adjusted free cash flow (non-GAAP)	$205 - $215	$205 - $215	$205 - $215	$205 - $215
Effective tax rate	20%	20%	20%	20%

Q3 2024 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP[1]
Revenue	$174 - $178	$174 - $178
Diluted earnings per share	$0.48 - $0.52	$1.11 - $1.15

Based on current exchange rates, the expected positive currency translation impact on Progress' fiscal year 2024 business outlook compared to 2023 exchange rates on GAAP and non-GAAP revenue is approximately $0.7 million, and approximately $0.02 on GAAP and non-GAAP diluted earnings per share. The expected negative currency translation impact on Progress' fiscal Q3 2024 business outlook compared to 2023 exchange rates on GAAP and non-GAAP revenue is approximately $0.5 million. The expected impact on GAAP and non-GAAP diluted Q3 2024 earnings per share is not expected to be material from an accounting perspective. Fluctuations in exchange rates can impact our future performance.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal second quarter of 2024 at 5:00 p.m. ET on Tuesday, June 25, 2024. Participants must register for the conference call here: https://register.vevent.com/register/BIcaa7ecfd2ca345fba5c37d9a907a9c8d. The webcast can be accessed at: https://edge.media-server.com/mmc/p/78g7r495/. The conference call will include comments followed by questions and answers. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Important Information Regarding Non-GAAP Financial Information

Progress furnishes certain non-GAAP supplemental information to our financial results. We use such non-GAAP financial measures to evaluate our period-over-period operating performance because our management team believes that by excluding the effects of certain GAAP-related items that in their opinion do not reflect the ordinary earnings of our operations, such information helps to illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business. Management also uses such non-GAAP financial measures to establish budgets and operational goals, evaluate performance, and allocate resources. In addition, the compensation of our executives and non-executive employees is based in part on the performance of our business as evaluated by such non-GAAP financial measures. We believe these non-GAAP financial measures enhance investors’ overall understanding of our current financial performance and our prospects for the future by: (i) providing more transparency for certain financial measures, (ii) presenting disclosure that helps investors understand how we plan and measure the performance of our business, (iii) affords a view of our operating results that may be more easily compared to our peer companies, and (iv) enables investors to consider our operating results on both a GAAP and non-GAAP basis (including following the integration period of our prior and proposed acquisitions). However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information may have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables at the end of this press release.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•Acquisition-related revenue - We include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would have been recognized prior to our adoption of Accounting Standards Update No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”) during the fourth quarter of fiscal year 2021. The acquisition-related revenue in our prior period results relates to Chef Software, Inc. which we acquired on October 5, 2020. Since GAAP accounting required the elimination of this revenue prior to the adoption of ASU 2021-08, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Upon our adoption of ASU 2021-08, this adjustment is no longer applicable to subsequent acquisitions.
•Amortization of acquired intangibles - We exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.
•Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and, in our view, the overall financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans.
•Restructuring expenses and other - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results.
•Acquisition-related expenses - We exclude acquisition-related expenses in order to provide a more meaningful comparison of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
•Cyber incident and vulnerability response expenses, net
◦November 2022 Cyber Incident - We exclude certain expenses resulting from the detection of irregular activity on certain portions of our corporate network, as more thoroughly described in the Form 8-K that we filed on December 19, 2022.
◦MOVEit Vulnerability - We exclude certain expenses resulting from the zero-day MOVEit Vulnerability, as more thoroughly described in our filings with the Securities and Exchange Commission since June 5, 2023.
Expenses include costs to investigate and remediate these cyber related matters, as well as legal and other professional services related thereto. Expenses related to such cyber matters are provided net of expected insurance recoveries, although the timing of recognizing insurance recoveries may differ from the timing of recognizing the associated expenses. Costs associated with the enhancement of our cybersecurity program are not included within this adjustment. We expect to continue to incur legal and other professional services expenses in future periods associated with the MOVEit Vulnerability. We do not expect to incur additional costs associated with the November 2022 Cyber Incident as the investigation is closed. Expenses related to such cyber matters are expected to result in operating expenses that would not have otherwise been incurred in the normal course of business operations. We believe that excluding these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Provision for income taxes - We adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.
•Constant currency - Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. As exchange rates are an important factor in understanding period-to-period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
•Annualized Recurring Revenue ("ARR") - We disclose ARR as a performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources currently represents the substantial majority of our revenues and is expected to continue in the future. We define ARR as the annualized revenue of all active and contractually binding term-based contracts from all customers at a point in time.

ARR includes revenue from maintenance, software upgrade rights, public cloud, and on-premises subscription-based transactions and managed services. ARR mitigates fluctuations in revenue due to seasonality, contract term and the sales mix of subscriptions for term-based licenses and SaaS. Management uses ARR to understand customer trends and the overall health of the Company’s business, helping it to formulate strategic business decisions.

We calculate the annualized value of annual and multi-year contracts, and contracts with terms less than one year, by dividing the total contract value of each contract by the number of months in the term and then multiplying by 12. Annualizing contracts with terms less than one-year results in amounts being included in our ARR that are in excess of the total contract value for those contracts at the end of the reporting period. We generally do not sell contracts with a term of less than one year unless a customer is purchasing additional licenses under an existing annual or multi-year contract. The expectation is that at the time of renewal, contracts with a term less than one year will renew with the same term as the existing contracts being renewed, such that both contracts are co-termed. Historically contracts with a term of less than one year renew at rates equal to or better than annual or multi-year contracts.

Revenue from term-based license and on-premises subscription arrangements include a portion of the arrangement consideration that is allocated to the software license that is recognized up-front at the point in time control is transferred under ASC 606 revenue recognition principles. ARR for these arrangements is calculated as described above. The expectation is that the total contract value, inclusive of revenue recognized as software license, will be renewed at the end of the contract term.

The calculation is done at constant currency using the current year budgeted exchange rates for all periods presented.

ARR is not defined in GAAP and is not derived from a GAAP measure. Rather, ARR generally aligns to billings (as opposed to GAAP revenue which aligns to the transfer of control of each performance obligation). ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.
•Net Retention Rate - We calculate net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period end ("Prior Period ARR"). We then calculate the ARR from these same customers as of the current period end ("Current Period ARR"). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the net retention rate. Net retention rate is not calculated in accordance with GAAP.

We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook (including future acquisition activity) and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (i) economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price; (ii) our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses; (iii) we may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts; (iv) if the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors or zero-day vulnerabilities, we may experience reputational harm, legal claims and financial exposure; (v) the results of inquiries, investigations and legal claims regarding the MOVEit Vulnerability remain uncertain and the ultimate resolution of these matters could result in losses that may be material to our financial results for a particular period; and (vi) our acquisitions may not be successful or may involve unanticipated costs or other integration issues that could disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended November 30, 2023. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (Nasdaq: PRGS) empowers organizations to achieve transformational success in the face of disruptive change. Our software enables our customers to develop, deploy and manage responsible, AI-powered applications and experiences with agility and ease. Customers get a trusted provider in Progress, with the products, expertise and vision they need to succeed. Over 4 million developers and technologists at hundreds of thousands of enterprises depend on Progress. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	May 31, 2024	May 31, 2023	% Change	May 31, 2024	May 31, 2023	% Change
Revenue:
Software licenses	$53,979	$56,407	(4)%	$118,079	$113,975	4%
Maintenance and services	121,098	121,844	(1)%	241,683	228,502	6%
Total revenue	175,077	178,251	(2)%	359,762	342,477	5%
Costs of revenue:
Cost of software licenses	2,497	2,814	(11)%	5,228	5,266	(1)%
Cost of maintenance and services	22,176	22,970	(3)%	44,395	40,471	10%
Amortization of acquired intangibles	7,398	7,994	(7)%	15,257	14,258	7%
Total costs of revenue	32,071	33,778	(5)%	64,880	59,995	8%
Gross profit	143,006	144,473	(1)%	294,882	282,482	4%
Operating expenses:
Sales and marketing	37,889	40,147	(6)%	77,000	73,901	4%
Product development	35,435	34,820	2%	70,423	65,258	8%
General and administrative	21,983	21,469	2%	43,327	40,255	8%
Amortization of acquired intangibles	16,316	17,546	(7)%	33,705	31,157	8%
Cyber incident and vulnerability response expenses, net	3,036	1,483	105%	4,023	4,175	(4)%
Restructuring expenses	651	3,990	(84)%	3,000	5,387	(44)%
Acquisition-related expenses	548	1,991	(72)%	1,250	3,734	(67)%
Total operating expenses	115,858	121,446	(5)%	232,728	223,867	4%
Income from operations	27,148	23,027	18%	62,154	58,615	6%
Other expense, net	(7,020)	(8,418)	(17)%	(14,419)	(14,082)	2%
Income before income taxes	20,128	14,609	38%	47,735	44,533	7%
Provision for income taxes	3,940	2,519	56%	8,908	8,769	2%
Net income	$16,188	$12,090	34%	$38,827	$35,764	9%

Earnings per share:
Basic	$0.37	$0.28	32%	$0.89	$0.83	7%
Diluted	$0.37	$0.27	37%	$0.87	$0.81	7%
Weighted average shares outstanding:
Basic	43,213	43,343	—%	43,508	43,321	—%
Diluted	43,964	44,470	(1)%	44,395	44,411	—%

Cash dividends declared per common share	$0.175	$0.175	—%	$0.350	$0.350	—%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$912	$729	25%	$1,898	$1,349	41%
Sales and marketing	2,458	1,769	39%	4,770	3,264	46%
Product development	3,391	3,049	11%	7,056	6,047	17%
General and administrative	5,228	4,740	10%	10,729	9,379	14%
Total	$11,989	$10,287	17%	$24,453	$20,039	22%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	May 31, 2024	November 30, 2023
Assets
Current assets:
Cash and cash equivalents	$190,420	$126,958
Accounts receivable, net	82,354	125,825
Unbilled receivables	33,157	29,965
Other current assets	37,052	48,040
Total current assets	342,983	330,788
Property and equipment, net	13,117	15,225
Goodwill and intangible assets, net	1,137,427	1,186,379
Right-of-use lease assets	14,219	18,711
Long-term unbilled receivables	32,401	28,373
Other assets	46,228	23,307
Total assets	$1,586,375	$1,602,783
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$71,195	$92,805
Current portion of long-term debt, net	—	13,109
Short-term operating lease liabilities	9,447	10,114
Short-term deferred revenue, net	226,579	236,090
Total current liabilities	307,221	352,118
Long-term debt, net	—	356,111
Convertible senior notes, net	794,277	354,772
Long-term operating lease liabilities	9,970	13,000
Long-term deferred revenue, net	64,995	58,946
Other long-term liabilities	8,245	8,121
Shareholders’ equity:
Common stock and additional paid-in capital	330,813	371,017
Retained earnings	70,854	88,698
Total shareholders’ equity	401,667	459,715
Total liabilities and shareholders’ equity	$1,586,375	$1,602,783

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Cash flows from operating activities:
Net income	$16,188	$12,090	$38,827	$35,764
Depreciation and amortization	27,529	27,398	55,073	49,540
Stock-based compensation	11,989	10,287	24,453	20,039
Other non-cash adjustments	(812)	(1,949)	515	(6,156)
Changes in operating assets and liabilities	8,787	125	15,317	(4,469)
Net cash flows from operating activities	63,681	47,951	134,185	94,718
Capital expenditures	(955)	(1,584)	(1,264)	(1,969)
Repurchases of common stock, net of issuances	(44,636)	(7,992)	(59,553)	(13,635)
Dividend payments to shareholders	(7,951)	(7,848)	(16,122)	(15,871)
Payments for acquisitions, net of cash acquired	—	(275)	—	(356,096)
Proceeds from the issuance of debt, net of payment of issuance costs	431,929	—	431,929	195,000
Principal payment on term loan and repayment of revolving line of credit	(337,813)	(26,718)	(371,250)	(28,437)
Purchase of capped calls	(42,210)	—	(42,210)	—
Other	(4,847)	(928)	(12,253)	(4,456)
Net change in cash and cash equivalents	57,198	2,606	63,462	(130,746)
Cash and cash equivalents, beginning of period	133,222	122,925	126,958	256,277
Cash and cash equivalents, end of period	$190,420	$125,531	$190,420	$125,531

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES1
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Adjusted revenue:
GAAP revenue	$175,077	$178,251	$359,762	$342,477
Acquisition-related revenue	—	982	—	2,367
Non-GAAP revenue	$175,077	$179,233	$359,762	$344,844

Adjusted income from operations:
GAAP income from operations	$27,148	$23,027	$62,154	$58,615
Amortization of acquired intangibles	23,714	25,540	48,962	45,415
Stock-based compensation	11,989	10,287	24,453	20,039
Restructuring expenses and other	651	3,990	3,000	5,387
Acquisition-related revenue and expenses	548	2,973	1,250	6,101
Cyber incident and vulnerability response expenses, net	3,036	1,483	4,023	4,175
Non-GAAP income from operations	$67,086	$67,300	$143,842	$139,732

Adjusted net income:
GAAP net income	$16,188	$12,090	$38,827	$35,764
Amortization of acquired intangibles	23,714	25,540	48,962	45,415
Stock-based compensation	11,989	10,287	24,453	20,039
Restructuring expenses and other	651	3,990	3,000	5,387
Acquisition-related revenue and expenses	548	2,973	1,250	6,101
Cyber incident and vulnerability response expenses, net	3,036	1,483	4,023	4,175
Provision for income taxes	(8,227)	(9,426)	(16,688)	(17,185)
Non-GAAP net income	$47,899	$46,937	$103,827	$99,696

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.37	$0.27	$0.87	$0.81
Amortization of acquired intangibles	0.54	0.57	1.10	1.02
Stock-based compensation	0.27	0.24	0.56	0.45
Restructuring expenses and other	0.02	0.09	0.07	0.12
Acquisition-related revenue and expenses	0.01	0.07	0.03	0.14
Cyber incident and vulnerability response expenses, net	0.07	0.03	0.09	0.09
Provision for income taxes	(0.19)	(0.21)	(0.38)	(0.39)
Non-GAAP diluted earnings per share	$1.09	$1.06	$2.34	$2.24

Non-GAAP weighted avg shares outstanding - diluted	43,964	44,470	44,395	44,411

OTHER NON-GAAP FINANCIAL MEASURES1
(Unaudited)

Adjusted Free Cash Flow
	Three Months Ended			Six Months Ended
(In thousands)	May 31, 2024	May 31, 2023	% Change	May 31, 2024	May 31, 2023	% Change
Cash flows from operations	$63,681	$47,951	33%	$134,185	$94,718	42%
Purchases of property and equipment	(955)	(1,584)	(40)%	(1,264)	(1,969)	(36)%
Free cash flow	62,726	46,367	35%	132,921	92,749	43%
Add back: restructuring payments	1,347	1,673	(19)%	3,356	2,162	55%
Adjusted free cash flow	$64,073	$48,040	33%	$136,277	$94,911	44%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2024 GUIDANCE1
(Unaudited)

Fiscal Year 2024 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2023	November 30, 2024
(In millions)		Low	% Change	High	% Change
GAAP revenue	$694.4	$725.0	4%	$735.0	6%
Acquisition-related adjustments - revenue	3.8	—	(100)%	—	(100)%
Non-GAAP revenue	$698.2	$725.0	4%	$735.0	5%

Fiscal Year 2024 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2024
(In millions)	Low	High
GAAP income from operations	$135.9	$142.6
GAAP operating margins	19%	19%
Acquisition-related expense	3.3	3.3
Restructuring expense	3.8	3.8
Stock-based compensation	47.7	47.7
Amortization of acquired intangibles	89.0	89.0
Cyber incident and vulnerability response expenses, net	6.3	6.3
Total adjustments	150.1	150.1
Non-GAAP income from operations	$286.0	$292.7
Non-GAAP operating margin	39%	40%

Fiscal Year 2024 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2024
(In millions, except per share data)	Low	High
GAAP net income	$87.2	$92.9
Adjustments (from previous table)	150.1	150.1
Income tax adjustment(2)	(30.0)	(30.4)
Non-GAAP net income	$207.3	$212.6

GAAP diluted earnings per share	$1.98	$2.10
Non-GAAP diluted earnings per share	$4.70	$4.80

Diluted weighted average shares outstanding	44.1	44.3

[2] Tax adjustment is based on a non-GAAP effective tax rate of approximately 20%, calculated as follows:
	Fiscal Year Ending November 30, 2024
	Low	High
Non-GAAP income from operations	$286.0	$292.7
Other (expense) income	(26.9)	(26.9)
Non-GAAP income from continuing operations before income taxes	259.1	265.8
Non-GAAP net income	207.3	212.6
Tax provision	$51.8	$53.2
Non-GAAP tax rate	20%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2024 GUIDANCE1
(Unaudited)

Fiscal Year 2024 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2024
(In millions)	Low	High
Cash flows from operations (GAAP)	$205	$215
Purchases of property and equipment	(5)	(5)
Add back: restructuring payments	5	5
Adjusted free cash flow (non-GAAP)	$205	$215

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q3 2024 GUIDANCE1
(Unaudited)

Q3 2024 Revenue Guidance
	Three Months Ended	Three Months Ending
	August 31, 2023	August 31, 2024
(In millions)		Low	% Change	High	% Change
GAAP revenue	$175.0	$174.0	(1)%	$178.0	2%
Acquisition-related adjustments - revenue	0.8	—	(100)%	—	(100)%
Non-GAAP revenue	$175.8	$174.0	(1)%	$178.0	1%

Q3 2024 Non-GAAP Earnings per Share Guidance
	Three Months Ending August 31, 2024
	Low	High
GAAP diluted earnings per share	$0.48	$0.52
Acquisition-related expense	0.02	0.02
Restructure expense	0.01	0.01
Stock-based compensation	0.26	0.26
Amortization of acquired intangibles	0.46	0.46
Cyber incident and vulnerability response expenses, net	0.03	0.03
Total adjustments	0.78	0.78
Income tax adjustment	(0.15)	(0.15)
Non-GAAP diluted earnings per share	$1.11	$1.15